Exhibit 10.1

SETTLEMENT AGREEMENT AND

FIFTH AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Settlement Agreement and Fifth Amendment to Agreement and Plan of Merger (this “Amendment”) is entered into as of March 14, 2025, by and among Reflect Systems, Inc., a Delaware corporation (the “Company” or “Surviving Corporation”), Creative Realities, Inc., a Minnesota corporation (“Parent”), and RSI Exit Corporation, a Texas corporation (“Stockholders’ Representative”).

RECITALS

A.    On November 12, 2021, the parties entered into that certain Agreement and Plan of Merger (as amended, the “Agreement”).

B.    The parties currently dispute the manner by which the Guaranteed Price, and the amount of the Guaranteed Consideration payable to Stockholders as a result thereof, should be determined, and the parties desire to settle and fully resolve such dispute and any claims related thereto pursuant to and subject to the terms and conditions set forth in this Amendment.

C.    In conjunction with such settlement, the parties desire to amend certain terms of the Agreement pursuant to Section 11.5 thereof, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.        Definitions. Capitalized terms used in this Amendment (including the Recitals) and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement. In addition, the following defined terms are hereby added to the Agreement:

“Additional Cash Consideration” means an aggregate amount of $3,000,000.

“Additional Promissory Note” means the Promissory Note in the original principal amount of $4,000,000 issuable by Parent and the Company to Seller Representative, as nominee for, and for the benefit of, the Eligible Stockholders, in the form of Promissory Note attached hereto as Exhibit H.

“Eligible Stockholder” means each Stockholder entitled to receive the Settlement Consideration in accordance with the terms and subject to the conditions contained in the Agreement, excluding for purposes of clarity any Ineligible Stockholders.

“Ineligible Stockholder” means any Stockholder that Transferred any of its Stock Consideration in advance of February 17, 2025.

“Settlement Consideration” means the Additional Cash Consideration, Additional Promissory Note and Warrants.

“Warrants” means warrants to purchase an aggregate of 777,800 shares of Parent Common Stock, in the form of the Warrant attached hereto as Exhibit I.

2.    No Obligations Regarding Guaranteed Consideration. Any obligation of Parent or Surviving Corporation to pay to any Stockholder any amounts in satisfaction of the Guaranteed Consideration, whether pursuant to Sections 1.9(d) or 1.12 of the Agreement or otherwise, is hereby terminated and released. Section 1.9(d) of the Agreement is hereby deleted and replaced with the following: “Intentionally omitted.” Section 1.12 of the Agreement is hereby deleted in its entirety and replaced as set forth in paragraph 4 below.

3.    Settlement Consideration. Section 1.9 of the Agreement is hereby amended to include subparagraphs (j), (k) and (l) as additional Merger Consideration, as follows:

(j) an aggregate amount in cash equal to the Additional Cash Consideration, plus

(k) an aggregate principal amount of $4,000,000 plus payment of interest evidenced by the Additional Promissory Note; plus

(l) the Warrants.

4.    Delivery of Settlement Consideration. Section 1.12 of the Agreement is hereby amended and replaced with the following:

Those Persons that disposed of their beneficial ownership in the Stock Consideration on or prior to February 17, 2025 are Ineligible Stockholders and are not entitled to receive any of the Settlement Consideration. Subject to the foregoing, and as set forth in Sections 1.9(j)‐–(l), Parent agrees as follows: (i) on March 17, 2025, Parent will wire to the Exchange Agent, for the ratable benefit of each Eligible Stockholder, the Additional Cash Consideration, (ii) on March 14, 2025, Parent will execute and deliver to Stockholders’ Representative, for the ratable benefit of each Eligible Stockholder, the Additional Promissory Note, and (iii) no later than March 21, 2025, or five business days after the date upon which each Eligible Stockholder satisfies any preconditions to their receipt of such Merger Consideration, Parent will issue to each Eligible Stockholder the Warrants to which they are entitled. Each of the foregoing shall occur in accordance with the terms and subject to the conditions of this Agreement. A schedule of the Settlement Consideration to which the Eligible Stockholders are entitled, subject to the conditions contained in the Agreement, is attached as Schedule 1 (the “Settlement Consideration Schedule”). Parent and the Surviving Corporation are entitled to rely on the Settlement Consideration Schedule pursuant to Section 11.2(b) of the Agreement.

5.    Exhibits. Exhibits H and I of this Amendment are hereby added to the Agreement as Exhibits H and I thereto, respectively.

6.    Releases.

(a)    Release by the Stockholders’ Representative.  Upon execution of this Amendment, the Stockholders’ Representative, for itself and on behalf of all Stockholders and their respective agents, representatives, successors, assigns, and insurers forever releases, waives, acquits, discharges and holds harmless the Parent Indemnified Persons, and their respective agents, attorneys, representatives, officers, employees, directors, direct or indirect parent companies, subsidiaries, affiliated companies, shareholders, members, direct or indirect equity holders, direct or indirect investors, direct or indirect lenders, direct or indirect noteholders, successors, assigns, and insurers (collectively, the “Released Parent Indemnified Persons”) from any and all claims, demands, judgments, liens, costs, fees, damages, attorneys’ fees, expenses, Losses and causes of action, whether in law or in equity, against the Released Parent Indemnified Persons, whether known or unknown, liquidated or unliquidated, fixed or contingent, currently existing or existing in future, or arising from or out of, any obligation to pay, the Guaranteed Consideration.

(b)    Release by the Parent Indemnified Persons.  Upon execution of this Amendment, the Parent Indemnified Persons forever release, waive, acquit, discharge and hold harmless the Stockholder Indemnified Persons and their respective agents, attorneys, representatives, officers, employees, directors, direct or indirect parent companies, subsidiaries, affiliated companies, shareholders, members, direct or indirect equity holders, direct or indirect investors, direct or indirect lenders, direct or indirect noteholders, successors, assigns, and insurers (the “Released Stockholder Parties”) from any and all claims, demands, judgments, liens, costs, fees, damages, attorneys’ fees, expenses, Losses and causes of action, whether in law or in equity, against the Released Stockholder Parties, whether known or unknown, liquidated or unliquidated, fixed or contingent, currently existing or existing in future, or arising from or out of, any obligation to pay, the Guaranteed Consideration.

7.    Representations and Warranties. Each of the parties represents and warrants that (a) it has all requisite power and authority to execute and deliver this Amendment, (b) the execution and delivery by such party of this Amendment has been duly and properly authorized, and (c) this Amendment constitutes the legal, valid and binding obligations of such party, and is enforceable against such party in accordance with its terms, except as limited by the Enforceability Exceptions.

8.    No Other Modification. Except as expressly set forth herein, the Agreement shall remain in full force and effect and shall not be modified except as set forth in this Amendment. Other than as set forth in the Agreement and this Amendment (including the attached Exhibits), there are no other agreements between the parties relating to the subject matter of this Amendment, whether oral or in writing.

9.    Governing Law. This Amendment, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule of the State of Delaware or of any other jurisdiction that would cause the application of the laws of any other jurisdiction other than Delaware.

10.    Counterparts; Execution. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed by each party hereto. Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals and shall constitute valid execution and acceptance of this Amendment by the signing/transmitting party.

Signature Page follows

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment as of the date first set forth above.

COMPANY:

Reflect Systems, Inc.

By:	/s/ Rick Mills
Name:	Rick Mills
Title:	Chief Executive Officer

PARENT:

Creative Realities, Inc.

By:	/s/ Rick Mills
Name:	Rick Mills
Title:	Chief Executive Officer

Signature Page—

Settlement Agreement and Fifth Amendment to Agreement and Plan of Merger

STOCKHOLDERS’ REPRESENTATIVE:

RSI Exit Corporation

By:	/s/ William Warren
Name:	William Warren
Title:	President

Signature Page—

Settlement Agreement and Fifth Amendment to Agreement and Plan of Merger

EXHIBIT H

FORM OF ADDITIONAL PROMISSORY NOTE

See attached.

CREATIVE REALITIES, INC.

PROMISSORY NOTE

$4,000,000.00	March 14, 2025
Louisville, Kentucky, USA

FOR VALUE RECEIVED, the receipt of which is hereby acknowledged CREATIVE REALITIES, INC., a Minnesota corporation (“CRI”), and Reflect Systems, Inc., a Delaware corporation (“RSI” and together with CRI, each a “Borrower” and collectively, the “Borrowers”), hereby, jointly and severally, promise to pay to the order of RSI EXIT CORPORATION, a Texas corporation, in its capacity as the representative of the Eligible Stockholders (the “Stockholders’ Representative”), the principal amount of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00), plus interest thereon, under the terms set forth herein. This Note is issued pursuant to the terms of the Agreement and Plan of Merger (as amended, the “Agreement”) among CRI, RSI and the Stockholders’ Representative dated November 12, 2021; capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

1.    Interest. The outstanding principal balance of this Promissory Note (this “Note”) outstanding from time to time shall bear interest from the date hereof at the rate of fourteen percent (14%) per annum (the “Interest Rate”), and such accrued but unpaid interest shall be payable monthly in arrears in accordance with the Amortization Schedule attached hereto and made apart hereof; provided that during the continuance of an Event of Default or any non-payment of the scheduled payment under this Note as the result of the terms of the Subordination Agreement (as described in Section 3), outstanding principal balance of this Note shall bear interest from the date hereof at a rate equal to the Interest Rate plus 3% per annum (the (“Default Rate”). All interest shall be computed on the basis of the actual number of days elapsed in a year of 365 days. In no event shall interest payable by Borrowers to the Stockholders’ Representative hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Note is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law. All interest accrued in excess of the Interest Rate shall be payable on the maturity or acceleration of the Note.

2.    Payments and Prepayments.

(a)              Borrowers shall, jointly and severally, make payment of the amounts evidenced by this Note in accordance with the Amortization Schedule attached hereto and made apart hereof. Any remaining or unpaid principal and interest shall be due and payable on September 14, 2027 (the “Maturity Date”).

(b)              The principal balance of this Note (together with accrued but unpaid interest on such principal amount) may be prepaid in whole at any time or in part from time to time on or before the Maturity Date. Any such prepayment of principal shall be accompanied by the applicable Make-Whole Payment. As used in this Note,

“Make-Whole Payment” means an amount equal to the value as of the Prepayment Date of the Calculated Payments.  The calculation of the Make-Whole Payment shall be made by the Borrowers and shall, absent manifest error, be final, conclusive and binding upon the parties.

“Prepayment Date” means the date on which the applicable prepayment is made.

“Calculated Payments” means the aggregate monthly payments of interest that would be due after the Prepayment Date through the Maturity Date on the principal amount of the Note being prepaid on the Prepayment Date, assuming an interest rate per annum in the percentage, if any, by which the Interest Rate exceeds the Yield Maintenance Treasury Rate.

“Yield Maintenance Treasury Rate” means the rate published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the date a prepayment subject to a Make-Whole Premium is made, as shown at https://www.federalreserve.gov/releases/h15/ (or any successor publication) published by the Board of Governors of the Federal Reserve System, for 1-year obligations.

“Change of Control” means any one of the following: (a) an acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of 50% or more of either: (1) the then-outstanding common stock of CRI (the “Stock”); or (2) the combined voting power of CRI’s outstanding voting securities, immediately after such acquisition, entitled to vote generally in the election of directors; (b) approval by the shareholders of CRI of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other securities so that after the immediately previous owners of 50% of the Stock and other voting securities do not own 50% of the Stock and other voting securities either legally or beneficially; (c) the sale, transfer or other disposition of all or substantially all of CRI’s assets in a transaction with a third party; or (d) a merger of CRI with another entity after which the pre-merger shareholders of CRI own less than 50% of the issued and outstanding voting securities of the surviving corporation.

(c)              Any and all amounts payable by Borrowers under this Note shall be made to Computershare Trust Company, N.A. and Computershare Inc. (collectively, the “Agent”) for distribution pursuant to the terms of, and subject to the condition set forth in, that certain Exchange Agent Agreement dated February 17, 2022 by and between CRI and the Agent.

3.    Subordination. This Note is subject to a Subordination Agreement dated of even date herewith between the First Merchants Bank, an Indiana bank (“Senior Lender”), and Stockholders’ Representative, as the same may be amended, restated, supplemented or otherwise modified from time to time.

4.    Unsecured Obligations. This Note is unsecured in all respects.

5.    Representations and Warranties. CRI is duly formed and validly existing and in good standing under the laws of the State of Minnesota, with the power and authority to own its properties and conduct its business as now conducted and proposed to be conducted. RSI is duly formed and validly existing and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and conduct its business as now conducted and proposed to be conducted. Each Borrower has the full legal power, right and authority to enter into this Note. This Note has been duly executed and delivered by the Borrowers and constitutes the valid and binding obligations of the Borrowers, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

6.    Event of Default. Any of the following shall constitute an “Event of Default”:

(i)                           A default in the payment in full of any amounts due and owing under this Note on or prior to the due date therefor as specified in Section 1 above, subject to Borrower’s ability cure such default within ten (10) days of such due date;

(ii)                           If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Borrower shall (A) commence a voluntary case or proceeding; (B) consent to the entry of an order for relief against it in an involuntary case; (C) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; or (D) make an assignment for the benefit of its creditors;

(iii)                          If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against either Borrower in an involuntary case, (B) appoints a trustee, receiver, assignee, liquidator or similar official for either Borrower or substantially all of either Borrower’s properties, or (C) orders the liquidation of either Borrower, and in each case the order or decree is not dismissed within ninety (90) days; or

(iv)                           The occurrence of a Change of Control.

Upon the occurrence of an Event of Default, then the Stockholders’ Representative may by notice in writing to the Borrowers, declare this Note to be forthwith due and payable and thereupon this Note will be and become due and payable, together with interest accrued thereon (provided that if an Event of Default results from the filing of a voluntary or involuntary petition in any bankruptcy proceeding in which any Borrower is the debtor, the Note thereupon will immediately become due and payable, with interest accrued thereon, without any notice from the Stockholders’ Representative of the Note or otherwise), and may take any action or proceeding at law for the protection of the collective interest of the Stockholders’ Representative of the Note to collect and enforce payment, and the Borrowers will pay all expenses, court costs and reasonable attorneys’ fees incurred in connection with or arising out of any default hereunder. The Borrowers shall be responsible for the Stockholders’ Representative’s costs reasonably incurred in the collection of amounts owing under this Note (as set forth in Section 8(g) below), and if any such costs are incurred, then amounts received from Borrowers under this Note shall first be applied to costs of collection, then to the principal balance under this Note.

7.    Notices. All notices under this Note must be in writing and will be deemed to have been duly given when delivered in accordance with Section 11.1 of that certain Agreement and Plan of Merger, dated as of November 12, 2021, as amended, by and among Borrowers, Stockholders’ Representative, and CRI Acquisition Corporation, a Delaware corporation.

8.    General Provisions.

(a)

Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of this Note, the Borrowers shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal and interest amount of this Note.

(b)

Any provision of this Note may be amended, waived or modified upon the written agreement of the Borrowers and the Stockholders’ Representative. Any waiver of any provision of this Note shall be effective only in the specific instance and for the specific purpose for which given.

(c)

The rights and obligations of the Borrowers and the Stockholders’ Representative of this Note shall be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees.

(d)	This Note shall be governed by and construed under the laws of the State of Delaware, without regard to its conflicts-of-law provisions.

(e)

No delay or failure on the part of the Stockholders’ Representative to collect amounts owing under this Note or to exercise any rights or remedies hereunder or under applicable law shall operate as a waiver thereof.

(f)	Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

(g)

The Borrowers shall, jointly and severally, pay all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel actually incurred at standard hourly rates) incurred by the Stockholders’ Representative, its successors and permitted assigns in connection with the enforcement or protection of its rights in connection with this Note.

(h)

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Note may be transmitted by facsimile or email PDF and such facsimile or email PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be executed and delivered by its duly authorized representative as of the date indicated above.

CREATIVE REALITIES, INC., a Minnesota corporation

By:
Name:	Rick Mills
Title:	Chief Executive Officer

REFLECT SYSTEMS, INC., a Delaware corporation

By:
Name:	Rick Mills
Title:	Chief Executive Officer

Acknowledged and Agreed:

RSI EXIT CORPORATION,
as Stockholders’ Representative

By:
Name:	William Warren
Title:	President

AMORTIZATION SCHEDULE

Payment Date	Installment Number	Beginning Principal Balance	Interest Payment Amount	Principal Payment Amount	Total Payment Amount (Principal plus Interest)	Ending Principal Balance
04/14/2025	1	$ 4,000,000.00	$ 46,666.67	$ -	$ 46,666.67	$ 4,000,000.00
05/14/2025	2	$ 4,000,000.00	$ 46,666.67	$ -	$ 46,666.67	$ 4,000,000.00
06/14/2025	3	$ 4,000,000.00	$ 46,666.67	$ -	$ 46,666.67	$ 4,000,000.00
07/14/2025	4	$ 4,000,000.00	$ 46,666.67	$ -	$ 46,666.67	$ 4,000,000.00
08/14/2025	5	$ 4,000,000.00	$ 46,666.67	$ -	$ 46,666.67	$ 4,000,000.00
09/14/2025	6	$ 4,000,000.00	$ 46,666.67	$ -	$ 46,666.67	$ 4,000,000.00
10/14/2025	7	$ 4,000,000.00	$ 46,666.67	$ 62,639.24	$ 109,305.91	$ 3,937,360.76
11/14/2025	8	$ 3,937,360.76	$ 45,935.88	$ 63,370.03	$ 109,305.91	$ 3,873,990.72
12/14/2025	9	$ 3,873,990.72	$ 45,196.56	$ 64,109.35	$ 109,305.91	$ 3,809,881.37
01/14/2026	10	$ 3,809,881.37	$ 44,448.62	$ 64,857.29	$ 109,305.91	$ 3,745,024.08
02/14/2026	11	$ 3,745,024.08	$ 43,691.95	$ 65,613.96	$ 109,305.91	$ 3,679,410.11
03/14/2026	12	$ 3,679,410.11	$ 42,926.45	$ 66,379.46	$ 109,305.91	$ 3,613,030.66
04/14/2026	13	$ 3,613,030.66	$ 42,152.02	$ 67,153.89	$ 109,305.91	$ 3,545,876.77
05/14/2026	14	$ 3,545,876.77	$ 41,368.56	$ 67,937.35	$ 109,305.91	$ 3,477,939.42
06/14/2026	15	$ 3,477,939.42	$ 40,575.96	$ 68,729.95	$ 109,305.91	$ 3,409,209.47
07/14/2026	16	$ 3,409,209.47	$ 39,774.11	$ 69,531.80	$ 109,305.91	$ 3,339,677.67
08/14/2026	17	$ 3,339,677.67	$ 38,962.91	$ 70,343.00	$ 109,305.91	$ 3,269,334.67
09/14/2026	18	$ 3,269,334.67	$ 38,142.24	$ 71,163.67	$ 109,305.91	$ 3,198,171.00
10/14/2026	19	$ 3,198,171.00	$ 37,311.99	$ 71,993.92	$ 109,305.91	$ 3,126,177.08
11/14/2026	20	$ 3,126,177.08	$ 36,472.07	$ 72,833.84	$ 109,305.91	$ 3,053,343.24
12/14/2026	21	$ 3,053,343.24	$ 35,622.34	$ 73,683.57	$ 109,305.91	$ 2,979,659.67
01/14/2027	22	$ 2,979,659.67	$ 34,762.70	$ 74,543.21	$ 109,305.91	$ 2,905,116.45
02/14/2027	23	$ 2,905,116.45	$ 33,893.03	$ 75,412.88	$ 109,305.91	$ 2,829,703.57
03/14/2027	24	$ 2,829,703.57	$ 33,013.21	$ 76,292.70	$ 109,305.91	$ 2,753,410.86
04/14/2027	25	$ 2,753,410.86	$ 32,123.13	$ 77,182.78	$ 109,305.91	$ 2,676,228.08
05/14/2027	26	$ 2,676,228.08	$ 31,222.66	$ 78,083.25	$ 109,305.91	$ 2,598,144.83
06/14/2027	27	$ 2,598,144.83	$ 30,311.69	$ 78,994.22	$ 109,305.91	$ 2,519,150.61
07/14/2027	28	$ 2,519,150.61	$ 29,390.09	$ 79,915.82	$ 109,305.91	$ 2,439,234.79
08/14/2027	29	$ 2,439,234.79	$ 28,457.74	$ 80,848.17	$ 109,305.91	$ 2,358,386.62
09/14/2027	30	$ 2,358,386.62	$ 27,514.51	$ 81,791.40	$ 109,305.91	$ 2,276,595.22

EXHIBIT I

FORM OF WARRANT

See attached.

Exhibit 4.1

COMMON STOCK PURCHASE WARRANT

CREATIVE REALITIES, INC.

Warrant Shares: [●]	Issuance Date: March [●], 2025

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Issuance Date”) and on or prior to 5:00 p.m. (Eastern Time) on March [●], 2031 (the “Termination Date”), but not thereafter, to subscribe for and purchase from Creative Realities, Inc., a Minnesota corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

This Warrant is one of a series of similar common stock purchase warrants to purchase up to a total of 777,800 shares of Common Stock being issued pursuant to that certain Settlement Agreement and Fifth Amendment to Agreement and Plan of Merger dated as of March 14, 2025, by and among the Company, Reflect Systems, Inc., a Delaware corporation, and RSI Exit Corporation, a Texas corporation, the issuance of which is being registered pursuant to the Registration Statement (as defined below) (such common stock purchase warrants are collectively referred to herein as the “Warrants”).

Section 1.    Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Eastern Time) to 4:02 p.m. (Eastern Time)), (b)  if the Common Stock is not then listed or quoted on a Trading Market but is then listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Registration Statement” means the Company’s Registration Statement on Form S-3, as amended (File No. 333-272202), including the prospectus supplement dated March 14, 2025 included therein and forming a part thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company, which serve as the current transfer agent of the Company, with a mailing address of 150 Royall Street, Canton, Massachusetts 02021, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Eastern time) to 4:00 p.m. (Eastern time)), (b) if the Common Stock is not then listed or quoted on a Trading Market but is then listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted on a Trading Market and is not then listed or quoted for trading on OTCQB or OTCQX, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

Section 2.    Exercise.

(a)    Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.

The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)    Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $3.25, subject to adjustment hereunder (the “Exercise Price”).

(c)    Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) *(X)] by (A), where:

(A) =  the trailing VWAP for the five Trading Days immediately prior to the date on which Notice of Exercise is executed and delivered pursuant to Section 2(a) hereof;

(B) =  the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =  the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant, if such exercise were by means of a cash exercise rather than a cashless exercise.

(d)    Mechanics of Exercise.

(i)    Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s account balance with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement registering the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise and the Holder’s holding period under Rule 144 promulgated under the Securities Act is sufficient to permit resale of the Warrant Shares without restriction under such Rule (including without limitation volume or manner of sale restrictions and with regard to compliance with current public information requirements); and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second Trading Day following such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(ii)    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, and notwithstanding Section 2(a), the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)    Rescission Rights. If the Company fails to cause its Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise, in addition to being entitled to exercise all other rights granted by law.

(iv)    No Fractional Shares or Scrip. Warrants may be exercised only in whole numbers of Warrant Shares. No fractional Warrant Shares are to be issued upon the exercise of the Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(v)    Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vi)    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.    Certain Adjustments.

(a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)    Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, or (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of the shares of Common Stock covered by Section 3(a) above) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock, capital stock, or other equity interests (as applicable) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b).

(c)    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d)    Notice to Holder; Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly (but in no event more than three (3) Business Days) deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

Section 4.    Transfer of Warrant.

(a)    Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers the Assignment Form attached hereto to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. A party requesting transfer of Warrants must provide any evidence of authority that may be reasonably required by the Company, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (or successor organization).

(b)    New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)    Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.    Registration Statement.

The Company agrees to use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the Warrant Shares have been issued or can be resold without restriction under Rule 144.

Section 6.    Miscellaneous.

(a)    No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

(b)    Loss, Theft, Destruction, or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it that any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity (including obtaining an open penalty bond protecting the Company) or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

(c)    Saturdays, Sundays, Holidays, etc. If the last day for taking any action or exercising any right granted herein falls on a non-Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)    Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)    Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

(f)    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if the issuance of such Warrant Shares is not registered, will have restrictions upon resale imposed by state and federal securities laws, if any.

(g)   Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of either party hereto shall operate as a waiver of such right or otherwise prejudice such party’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company fails to comply with any provision of this Warrant, which results in any damage to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)    Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally or sent by a nationally recognized overnight courier service, addressed to the Company, at 13100 Magisterial Drive, Suite 100, Louisville, KY 40223, Attention: Chief Executive Officer, or if consented to by the Company, by facsimile or e-mail to a facsimile number or email address provided by the Company for such purpose, or to any such address the Company may specify for such purposes by notice to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(i)    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall be binding upon and benefit the successors and permitted assigns of the Company and the successors, heirs, estates, personal representatives, beneficiaries and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder.

(l)    Amendment and Waiver. Except as otherwise provided herein, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

(m)    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)    Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first set forth above.

CREATIVE REALITIES, INC.

By:
David Ryan Mudd
Interim Chief Financial Officer

NOTICE OF EXERCISE

TO:

Creative Realities, Inc.

13100 Magisterial Drive, Suite 100

Louisville, KY

Attn: Chief Financial Officer

1.    The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the aggregate Exercise Price as set forth in subsection 2(b) in full, together with all applicable transfer taxes, if any. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the foregoing Warrant.

2.    Payment shall take the form of (check applicable box):

[  ] lawful money of the United States (cash exercise).

[  ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise the foregoing Warrant with respect to the number of Warrant Shares set forth above pursuant to the cashless exercise procedure set forth in subsection 2(c) of the foregoing Warrant.

3.    Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	_______________ __, ______

Holder’s Signature:

Holder’s Address: